UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
BURFORD CAPITAL LIMITED
(Exact name of registrant as specified in its charter)

Guernsey (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
____________________

Oak House, Hirzel Street
St. Peter Port
Bailiwick of Guernsey
GY1 2NP
(Address of principal executive offices, including zip code)
____________________
BURFORD CAPITAL DEFERRED COMPENSATION PLAN
(Full title of the plan)
____________________
Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711
(Name and address of agent for service)
(302) 738-6680
(Telephone number, including area code, of agent for service)
____________________
Copies to:
Mark N. Klein
General Counsel and Chief Administrative Officer
350 Madison Avenue
New York, New York 10017
Telephone: (212) 235-6820
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the US Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Burford Capital Limited (the “Registrant”) is filing this post-effective amendment (this “Post-Effective Amendment”) to deregister certain securities originally registered pursuant to the registration statement on Form S-8 (Commission File No. 333-278909) filed with the US Securities and Exchange Commission on April 24, 2024 (the “Prior Registration Statement”) with respect to 1,000,000 ordinary shares, no par value per ordinary share, of the Registrant (“Ordinary Shares”) registered for issuance under the Burford Capital Deferred Compensation Plan (the “NQDC Plan”).

On May 14, 2025, at the annual general meeting of shareholders, the Registrant’s shareholders approved an amendment to the NQDC Plan authorizing the issuance of up to 6,600,000 Ordinary Shares to participants in the NQDC Plan in settlement of account balances that are notionally invested in Ordinary Shares under the NQDC Plan (the “NQDC Plan Amendment”). Following the approval of the NQDC Plan Amendment by the Registrant’s shareholders on May 14, 2025, the Registrant filed on May 16, 2025 the registration statement on Form S-8 (Commission File No. 333-287339) to register 6,600,000 Ordinary Shares to be reserved for issuance under the NQDC Plan. As a result, beginning on May 16, 2025, no additional Ordinary Shares will be issued under the Prior Registration Statement. The Registrant is filing this Post-Effective Amendment to remove from registration the 684,328 unissued Ordinary Shares previously registered under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St Peter Port, Guernsey on May 16, 2025.

BURFORD CAPITAL LIMITED

By:	/s/ Rukia Baruti Dames
Name: Rukia Baruti Dames
Title: Authorized Person

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Burford Capital Limited, has signed this Post-Effective Amendment in the State of Delaware on May 16, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.